As filed with the Securities and Exchange Commission on May 5, 2006. Registration No. 333-104551

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STEWART ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)	72-0693290 (I.R.S. Employer Identification No.)
1333 South Clearview Parkway, Jefferson, Louisiana 70121
(Address, including zip code, of Principal Executive Offices)
Stewart Enterprises, Inc. 2003 Employee Stock Purchase Plan
(Full title of the plan)
Kennneth C. Budde
Chief Executive Officer
Stewart Enterprises, Inc.
1333 South Clearview Parkway,
Jefferson, Louisiana 70121
(504) 729-1400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copy to:
Margaret F. Murphy
Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.
201 St. Charles Avenue
New Orleans, Louisiana 70170-5100

EXPLANATORY NOTE
     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, No. 333-104551, is filed solely to include the Consent of the Independent Registered Public Accounting Firm of PricewaterhouseCoopers LLP, as Exhibit 23. Except as described herein, no other changes have been made to the Registration Statement on Form S-8.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jefferson, State of Louisiana, on May 5, 2006.

STEWART ENTERPRISES, INC.

By:	/s/ Kenneth C. Budde

Kenneth C. Budde
President, Chief Executive Officer and Director
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* John P. Laborde	Chairman of the Board	May 5, 2006

/s/ Kenneth C. Budde Kenneth C. Budde (Principal Executive Officer)	President, Chief Executive Officer and a Director	May 5, 2006

/s/ Thomas M. Kitchen Thomas M. Kitchen (Principal Executive Officer)	Executive Vice President, Chief Financial Officer and a Director	May 5, 2006

/s/ Michael G. Hymel Michael G. Hymel (Principal Accounting Officer)	Vice President, Corporate Controller and Chief Accounting Officer	May 5, 2006

* Frank B. Stewart, Jr.	Director	May 5, 2006

* Alden J. McDonald, Jr.	Director	May 5, 2006

* James W. McFarland	Director	May 5, 2006

Director

John C. McNamara

* Michael O. Read	Director	May 5, 2006
Director

Ashton J. Ryan, Jr.

Director

Ronald H. Patron

*By:	/s/ Kenneth C. Budde
Kenneth C. Budde
Attorney-in-Fact

S-1

Exhibit Index
Exhibit 23   Consent Of Independent Registered Public Accounting Firm

S-2